UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2011

TENSAS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

000-49948	59-3283225
(Commission File Number)	(IRS Employer Identification No.)

7322 SOUTHWEST FRWY STE. 1100
HOUSTON, TX.	77074
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 532-5649

2640 Fountainview Ste. 139, Houston, TX. 77057
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following (See General Instruction A.2 below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.            Entry into Definitive Material Agreement.

We have entered into a definitive material contract with all of our executive officers. Those material contracts are referenced herein as (exhibits 10.1 -10.5) .We also entered into material agreement with Pythagoras Group and Robert Gandy as our investment banker and chief credit underwriter. We further, entered into a material contract with law firm Grealish & McZeal as our chief counsel. The company has entered into a definitive investment agreement with Wakabayashi Fund, LLC Japanese Limited Liability Company, Address: 4-13-20 Mita Minato-Ku, Tokyo, Japan 108-0073 to provide capital through institutional investors via private placement and investor relations services.

Item 4.01            Changes in Registrant's Certifying Accountant

We are currently an OTC pink sheet non-reporting company. We have retained McConnell & Jones LLP in Houston, TX as our auditors to perform an audit of the company.

Item 5.01.            Change in Control of Registrant.

On January 31, 2011, Marcellous McZeal, Chairman and Chief Executive Officer of PGI Energy, Inc., a Delaware corporation, formerly Tensas, Inc. and a buyers group, acquired approximately 75% of the outstanding shares of the Company directly from Lloyd Broussard and Yvonne Hardy, majority shareholders holding 80% of the outstanding shares of common stock and 2/3 of the class B preferred stock constituting a super majority of the voting rights. Our Company was previously incorporated as OSF, Inc in the State of Delaware on April 14, 2003. Previous management, however, was unable to successfully maintain operation of the business, and as a consequence, we heretofore changed the company name to Tensas, Inc and had no business operations from 2004-present. In the fall 2010, we began to seek out a partner with which to merge and engage in an alternative business plan. On January 31, 2011, we entered into an Agreement to Sale the Majority Shares we held (the “Share Purchase Agreement”) with a buyers group and re-name the Company PGI Energy, Inc., for the purpose of establishing an energy holding company, headquartered in Houston, Texas. The company’s purpose is to acquire assets in the proven producing oil and gas assets, refinery and pipeline sectors of the energy industry and other synergistic assets. The company will only acquire proven producing, and income producing assets. Funding Structures: We will acquire assets under traditional debt, revolving credit facility, Limited Partnership, direct equity ownership of assets, special purpose entity to hold assets, with the company maintaining controlling interest or joint venture interest. We may at our discretion leverage assets and to finance projects through off balance sheet methods of third party lender or investor such as establishing a special purpose entity to hold an asset being acquired through a joint venture agreement with a third party and taking out a loan under said entity through traditional debt structure, mezzanine debt structure or structured finance through the debt markets for rated corporate debt, upon which these transactions may properly categorized as off-balance sheet transaction if PGI Energy owns less than 50% of the entity or assets. The Company will fully disclose said transaction to its shareholders and provide supporting information within its financial reports to maintain transparency.

We, PGI Energy, Inc., formerly known as Tensas, Inc. (the “Company”, “we”, “us” or “our”), are providing the enclosed information statement to you in order to notify you of and provide you with information regarding action taken by stockholders holding more than a majority of our voting power. In particular, such action taken authorized the following:

1.	the adoption of amended and restated articles of incorporation and bylaws, which among other things, include the following changes:

	(a)	an increase in the number of shares of common stock authorized for issuance from 255,020,000 to 1,000,000,000;

(b)	a decrease in the par value per share of common stock from $0.001 per share to $0.01 per share;

(c)	the authorization of 20,000,000 shares of undesignated preferred stock class c;

(d)	changing our name to PGI Energy, Inc.

(e)	change from a development stage company to an operating oil and gas company.

2.

affecting a three for one stock split of our outstanding common stock by paying a dividend of two shares of common stock per share of common stock outstanding. The dividend shares will be paid on February 20, 2011 to record shareholders directly by our transfer agent Pacific Stock Transfer.

The foregoing actions were approved by written consent in lieu of a meeting of the Company’s stockholders holding more than a majority the voting power necessary to approve such actions and by our Board of Directors (the “Board of Directors”) on February 02, 2011.

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On February 01, 2011, in conjunction with the acquisition of shares referenced above, Yvonne Hardy resigned as President and Chief Executive Officer and chair person of Tensas, Inc. remains a active board member as director. Ms. Diane Holt resigned as CFO and Treasurer and director of Tensas, Inc. The buyers group consisting of a majority shareholders proceeded to elect the following directors and appointment of officers on February 02, 2011:

DIRECTORS AND EXECUTIVE OFFICERS

Our directors and executive officers are as follows:

	Age
Marcellous S. McZeal	40	Chief Executive Officer, and Chairman of the Board of Director
Carl A. Robinson	49	President and Director
Chad Slater	34	Vice-President and Director
Lionel Johnson	55	Chief Financial Officer and Director
Arael Doolittle	45	Chief Operating Officer and Director
Roger A. T Smith	61	Director
Yvonne Hardy	55	Director

Executive Bio’s

Marcellous McZeal-2010 CEO & Corporate Counsel PGI Energy; 2000-2010 Managing partner in the law firm of Grealish & McZeal LLP in Houston, Texas. Oil and Gas litigation, prepare and examine contracts involving leases, licenses, purchases, sales, insurance; Provides legal advice to oil and gas organization, prepares resolutions and forms, and participates in major legal actions; responsible for foreseeing and protecting the company against legal risks – Corporate Representation, Malpractice Insurance, Business Entities and Startups. Worrell & McZeal P.C. 99-00-Principle in Association of Professional Corporations – Practicing Commercial, Real Estate and Business Litigation. Negotiation and preparation of contracts, sale and purchase of businesses, employee relations, and dissolution, Attendance at annual meetings; Negotiation with vendors, employees and executives; Financing issues; Compliance and labor issues; government regulation; and Business succession planning. Southwestern University, Georgetown, Texas B.A. Degree, May 1991, Finance and Business Major. South Texas College of Law, Houston, Texas, Doctor of Jurisprudence Degree, May 1995 Admitted to Texas Bar; U.S. Court of Appeals for the Fifth Circuit, U.S. District Court for the Western Districts of Texas and Southern District of Texas.

Mr. McZeal is still a partner and practicing attorney in the law firm Grealish & McZeal. Once PGI Energy is fully operational he will resign his law firm partnership position.

Carl Allen Robinson-2010 President PGI Energy; 2004-2010 Vice president MJLM Wealth Solutions- manager and developer for wealth development, wealth protection, and wealth transfer of firms clients. 1997-2004 Financial Consultant AXA Financial Advisors administered employer-employee benefits, estate planning, tax advantage investments, retirement planning and insurance. Maintains a securities license and life insurance license. University of Texas at Austin B.S. in Communications, 1983.

Chad Slater-2010 Senior Vice-President PGI Energy; Ten years industry experience with a proven track record managing and engineering high voltage projects and overseeing construction of electrical designs. Bachelor of Science in Electrical Engineering December Prairie View A&M University Prairie View, TX 1999. Electrical Engineer BP Texas City Refinery, Texas City, Texas, Electrical Services and Power Distribution, February 2009 – Present; I & E Maintenance Engineer – BP Texas City Refinery, Texas City, Texas Maintenance, Reliability and Contract Services, November 2007 – February 2009; Electrical Engineer, Project Manager – Center Point Energy, Houston, Texas Major Underground Engineering, January 2004 – January 2007; Graduate Engineer III – City of Houston, Houston, TX Bureau of Air Quality Control, March 2003 – January 2004; DSP Product Engineer – Texas Instruments, Inc., Stafford, Texas Digital Signal Processing, September 2000 – January 2003; National Institute of Technology (Everest), Houston, TX Instructor, November 2003 – June 2004; associate nuclear engineer.... TXU steam station Comanche peak… 1999-2000 Mr. Slater is currently employed at Shell Oil Company and will resign his position once the Company is fully operational.

Arael Doolittle-2010 Chief Operating Officer PGI Energy; 2006-Present Pinnacle Title Company owner/vice-president Develop and implement policies and procedures indicated by the Texas Department of Insurance. Close loans and disburse loan s. Responsible for the productivity and budgetary performance of the operations department. Review title documents, easements and mitigate any open issues. Act as liaison between customers and Title Company. Manage processing of all legal documents and edit legal documents for accuracy of loan information. Suggested and implemented new products that increased earnings by 43%. 2002-2006 Star point Residential Mortgage. Increased regional sales from $25 million to $350 million from 2004 to 2005. Managed a staff of professionals in restructuring problem business banking and commercial loans, worked with lending personnel and borrowers to better secure collateral and/or assets of the borrower. Performed analysis to identify possible front-end and/or back-end fraud. Identified areas for increased security procedures and recommended to fraud prevention associates. Developed strategic sale and marketing objectives, established sales territories and quotas, managed budgets and evaluated sales performance of associates. University of Illinois, B.A. Liberal Arts & Communications 1988.

Lionel Johnson-2010 Chief Financial Officer PGI Energy; 2008-2010 Senior Contract Compliance Officer City of Houston; 2007-2008 Toloje Group as management consultant; 1994-2006 BSCI, Inc Houston, TX Operations Manager; 1990-1994 Unity National Bank as Vice President/Compliance Officer; 1987-1990 State of Texas Department of Banking, Austin, TX as Bank Examiner. University of Texas, Austin, TX. B.S. degree, and Rice University Executive Education Program (Operational Analysis).

Roger A.T Smith a board member. Roger A. T Smith has over 30 years drilling, completion, work over and production experience with a B.A. in Mechanical Engineering. Mr. Smith is the CEO of The Sanday Corporation and is an advisor to Petrohawk and K&M Technology Group. He has provided consulting review for the acquisition targets of PGI Energy, and is an invaluable resource to the board.

Yvonne Hardy a board member. Yvonne Hardy, was president of Tensas, Inc. She is a graduate of the University of Wisconsin and has completed numerous courses in mortgage banking and real estate law.

Item 8.01           Other Events.

The company has public shareholders from previous registration of its securities under its predecessor company Claremont Enterprises, Inc. previous ticker symbol CLMO. The Company filed a corporate name change to OSF, Inc on April 14, 2003. The Company in January, 2005 changed its name to Tensas, Inc and changed its ticker to TSAS. OSF Financial Services, Inc. is a Texas corporation formed in May 1993 by the same principal parties at the same office address, which operated as a subsidiary of OSF, Inc. We were provided several years documents of the company and its history and were apparently confusion resulted by the two entities with the most similar names being OSF, Inc a Delaware Corp owned aka Tensas, Inc and operated by the same principals and OSF Financial Services, Inc a wholly owned Texas subsidiary. The Company was not subject to filing a Form 14C, but presented information for the existing public shareholders of record as a disclosure notice.

The public is hereby given notice that the private placement memorandum exhibit A which was presented in Form 14C as filed with the SEC will only be offered to institutional investors outside the US.

Item 9.01            Exhibits:

Exhibit 10.1	Material Contract EMPLOYMENT AGREEMENT-Doolittle [Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on February 10, 2011].
Exhibit 10.2	Material Contract EMPLOYMENT AGREEMENT-Johnson [Incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed on February 10, 2011].
Exhibit 10.3	Material Contract EMPLOYMENT AGREEMENT-McZeal [Incorporated by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K filed on February 10, 2011].
Exhibit 10.4	Material Contract EMPLOYMENT AGREEMENT-Robinson [Incorporated by reference to Exhibit 10.4 to the Company's Current Report on Form 8-K filed on February 10, 2011].
Exhibit 10.5	Material Contract EMPLOYMENT AGREEMENT-Slater [Incorporated by reference to Exhibit 10.5 to the Company's Current Report on Form 8-K filed on February 10, 2011].
Exhibit 10.6	Material Contract Grealish& McZeal [Incorporated by reference to Exhibit 10.6 to the Company's Current Report on Form 8-K filed on February 10, 2011].
Exhibit 10.7	Material Contract Pythagoras Group Tensas-PGI Energy [Incorporated by reference to Exhibit 10.7 to the Company's Current Report on Form 8-K filed on February 10, 2011].
Exhibit 10.8	Material Contract WFLLC Consulting IR [Incorporated by reference to Exhibit 10.8 to the Company's Current Report on Form 8-K filed on February 10, 2011].
Exhibit 10.9	Material ContractWFLLC Consulting Agreement [Incorporated by reference to Exhibit 10.9 to the Company's Current Report on Form 8-K filed on February 10, 2011].

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENSAS, INC.

Date: February 14, 2011	By: /s/ Marcellous McZeal
Marcellous McZeal
Chief Executive Officer